UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 5, 2009

Patriot Capital Funding, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-51459	74-3068511
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

274 Riverside Avenue, Westport, Connecticut		06880
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-429-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2009, each of Richard P. Buckanavage, President and Chief Executive Officer, Timothy W. Hassler, Chief Investment Officer, and Matthew R. Colucci, Executive Vice President, entered into employment agreements with Patriot Capital Funding, Inc. (the "Company"), each with a two-year term ending on January 5, 2011 (each a "2009 employment agreement"). The 2009 employment agreements are attached hereto as exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference. The 2009 employment agreements are substantially similar to the prior employment agreements except for the items noted below. A summary of each of the 2009 employment agreements follows.

Richard P. Buckanavage

Mr. Buckanavage initially entered into a three-year employment agreement with the Company on July 27, 2005. The July 27, 2005 employment agreement was filed as Exhibit (k)(4) to the Registration Statement on Form N-2 filed with the SEC on July 13, 2005. The 2009 employment agreement provides for an initial base salary of $412,500. In addition, the 2009 employment agreement provides for an Annual Bonus, as defined therein, of up to 250% of Mr. Buckanavage's Base Salary if certain performance objectives are met, as determined by the Board of Directors and the Compensation Committee of the Board of Directors. Further, the 2009 employment agreement provides for the issuance of restricted stock awards with a value up to 150% of Mr. Buckanavage's base salary during 2009 and 2010. The value of the restricted stock at the time of grant shall be at least $400,000 and $475,000 during the years 2009 and 2010, respectively. Any restricted shares issued to Mr. Buckanavage will vest upon his severance by the Company without cause, upon his termination for good reason or the occurrence of a change in control of the Company, as defined by the 2009 employment agreement.

Timothy W. Hassler

Mr. Hassler initially entered into a three-year employment agreement with the Company on July 27, 2005. The July 27, 2005 employment agreement was filed as Exhibit (k)(5) to the Registration Statement on Form N-2 filed with the SEC on July 13, 2005. The 2009 employment agreement provides for an initial base salary of $375,000. In addition, the 2009 employment agreement provides for an Annual Bonus, as defined therein, of up to 200% of Mr. Hassler's Base Salary if certain performance objectives are met, as determined by the Board of Directors and the Compensation Committee of the Board of Directors. Further, the 2009 employment agreement provides for the issuance of restricted stock awards with a value of up to 125% of Mr. Hassler's Base Salary during the years 2009 and 2010. The value of the restricted stock at the time of grant shall be at least $300,000 and $350,000 during the years 2009 and 2010, respectively. Any restricted shares issued to Mr. Hassler will vest upon his severance by the Company without cause, upon his termination for good reason or the occurrence of a change in control of the Company, as defined by the 2009 employment agreement.

Matthew R. Colucci

Mr. Colucci initially entered into a three-year employment agreement with the Company on December 16, 2005. The December 16, 2005 employment agreement was filed as Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on December 21, 2005. The 2009 employment agreement provides for an initial base salary of $275,000. In addition, the 2009 employment agreement provides for an Annual Bonus, as defined therein, of up to 200% of Mr. Colucci's Base Salary if certain performance objectives are met, as determined by the Board of Directors and the Compensation Committee of the Board of Directors. Further, the 2009 employment agreement provides for the issuance of restricted stock awards with a value of up to 100% of Mr. Colucci's Base Salary during the years 2009 and 2010. The value of the restricted stock at the time of grant shall be at least $225,000 and $275,000 during the years 2009 and 2010, respectively. Any restricted shares issued to Mr. Colucci will vest upon his severance by the Company without cause, upon his termination for good reason or the occurrence of a change in control of the Company, as defined by the 2009 employment agreement.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

10.1 Employment Agreement between Richard P. Buckanavage and Patriot Capital Funding, Inc., dated January 5, 2009.

10.2 Employment Agreement between Timothy W. Hassler and Patriot Capital Funding, Inc., dated January 5, 2009.

10.3 Employment Agreement between Matthew R. Colucci and Patriot Capital Funding, Inc., dated January 5, 2009.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot Capital Funding, Inc.

January 9, 2009	By:	/s/ William E. Alvarez, Jr.

Name: William E. Alvarez, Jr.
Title: Executive Vice President, Vhief Financial Officer and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Employment agreement between Richard P. Buckanavage and Patriot Capital Funding, Inc., dated January 5, 2009.
10.2	Employment agreement between Timothy W. Hassler and Patriot Capital Funding, Inc., dated January 5, 2009.
10.3	Employment agreement between Matthew R. Colucci and Patriot Capital Funding, Inc., dated January 5, 2009.